UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2006

American Medical Alert Corp.
(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3265 Lawson Boulevard, Oceanside, New York	11572
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 536-5850

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

□	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On November 15, 2006, Mr. Howard M. Siegel, the Chairman of the Board of Directors and the Chief Executive Officer of the Company, informed the Board of Directors that he will be resigning from his position as Chief Executive Officer, effective December 31, 2006. The Board accepted his resignation. Mr. Siegel will remain as a director of the Company and will be employed as Senior Advisor to the Company.

(c) On November 15, 2006, the Board of Directors appointed Jack Rhian, the Company's President and Chief Operating Officer, as the Company's next Chief Executive Officer, to succeed Mr. Siegel, effective January 1, 2007. Mr. Rhian will retain the position of President of the Company but will resign his position as Chief Operating Officer upon his assumption of the CEO title. A copy of the Company's press release announcing Mr. Siegel's resignation as CEO and Mr. Rhian's appointment as CEO is attached hereto as Exhibit 99.1.

Mr. Rhian, 51, has been a director of the Company since October 2002 and has been the Company’s President since July 2004. Mr. Rhian also currently serves as the Chief Operating Officer, and was Executive Vice President from August 2002 until becoming the President in July 2004. He joined the Company in January 2000 as Vice President and Chief Operating Officer. From November 1994 until February 1999, he served as Executive Vice President and Chief Operating Officer of Transcare New York, Inc., a medical transportation company. From March 1988 through November 1994 he served as Chief Operating Officer of Nationwide Nassau Ambulance Service. Previously, Mr. Rhian held senior management positions in companies which deliver healthcare services. Mr. Rhian holds a Masters degree in Public Administration from New York University.

Mr. Rhian will continue to be employed pursuant to the terms of his current employment agreement with the Company. The terms of Mr. Rhian's employment agreement with the Company are incorporated by reference to Part II, Item 5 in the Company's filing on Form 10Q-SB for the quarter ended September 30, 2005 filed with the Securities and Exchange Commission ("SEC") on November 14, 2005 as supplemented in Part II, Item 4 in the Company's Form 10Q for the quarter ended June 30, 2006 as filed with the SEC on August 14, 2006.

(e) In connection with the retention of Mr. Howard Siegel as Senior Advisor of the Company, the Board of Directors approved the terms of a three year employment agreement, commencing January 1, 2007, which will be reflected in a definitive agreement to be entered into between the Company and Mr. Siegel. Under the terms of the agreement, Mr. Siegel will be paid a base salary of $300,000 for the first year, during which time he will be a full time employee of the Company, and $225,000 for the second year and $175,000 for the third year, during which years he will be a part time employee of the Company. In addition, Mr. Siegel will be eligible to receive bonuses payable in shares of the Company's common stock as follows: for 2007, 6,000 shares if the Company achieves 15% year over year earnings before deduction of interest and taxes ("EBIT") growth (over 2006 results), plus a proportional number of additional shares for each 1% above 15%, up to a maximum of 10,000 shares on 25% EBIT growth; for 2008, 4,500 shares if the Company achieves 15% year over year EBIT growth (over 2007 results), plus a proportionate number of additional shares, for each 1% above 15%, up to a maximum of 7,500 shares on 25% EBIT growth; for 2009, 3,600 shares if the Company achieves 15% year over year EBIT growth (over 2008 results) plus a proportional number of additional shares for each 1% above 15%, up to a maximum of 6,000 shares on 25% EBIT growth. Any such bonus will be based on board assessment of Mr. Siegel's performance in relation to achievement of EBIT targets. Bonuses will be payable upon audit completion for the applicable fiscal year. There will also be a bonus "catch up" provision, so that shortfalls in EBIT for one year can be made up in the subsequent year.

In addition, the Board of Directors may in its discretion grant Mr. Siegel additional shares, not to exceed an aggregate total of 50,000 shares currently reserved for Mr. Siegel pursuant to the Company's 2005 Stock Incentive Plan (inclusive of any shares granted pursuant to the EBIT growth targets above), based on significant contributions made by Mr. Siegel as determined by the Company's Compensation Committee and approved by the Board of Directors. Any shares granted pursuant to the above arrangements would be issued from the Company's 2005 Stock Incentive Plan.

Item 9.01. Financial Statements and Exhibits.

(e) Exhibits:

99.1	Press release of American Medical Alert Corp., issued November 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 21, 2006

AMERICAN MEDICAL ALERT CORP.

By:	/s/ Richard Rallo
Name: Richard Rallo
Title: Chief Financial Officer